UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EKSPORTFINANS ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dronning Mauds gate 15. N-0250 Oslo, Norway

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Accelerated Return Notes® Linked to the S&P	NYSE Arca, Inc.
MidCap 400® Index due July 30, 2010

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: 333-140456.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 5, 2007 under “Description of debt securities” and the Prospectus Supplement dated February 5, 2007 under “Description of debt securities,” in each case filed with the Commission on February 5, 2007, (b) Product Supplement No. 6 dated March 25, 2009 filed with the Commission pursuant to rule 424(b)(2) on March 25, 2009, (c) Preliminary Terms Supplement No. 9 dated April 22, 2009 filed with the Commission pursuant to Rule 433 on April 22, 2009 and (d) Final Terms Supplement No. 9 dated May 27, 2009 filed with the Commission pursuant to Rule 424(b)(2) on May 29, 2009; in the case of (a), (b), (c) and (d) in connection with the Registration Statement on Form F-3 File No. 333-140456 declared effective by the Commission on February 5, 2007.

Item 2. Exhibits.

        Not Applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)

By:	/s/ Oliver Siem

Name:	Oliver Siem
Title:	Executive Vice President

Date: June 2, 2009